(Exhibit 23.2)
CONSENT OF MATTOS FILHO VEIGA FILHO MARREY JR. E QUIROGA ADVOGADOS
São Paulo, Brazil, August 7, 2006.
     We hereby consent to the reference to our name under the caption “Service of Process and Enforcement of Judgments” in the prospectus included in the registration statement on Form F-3 of Perdigão S.A.

Very truly yours,
/s/ José Eduardo C. Queiroz
Mattos Filho Veiga Filho Marrey Jr. e Quiroga Advogados